Exhibit 10.22

[Translation from Hebrew]

Owners’ Loan Agreement

Made and entered into in Ramat-Gan on 10 of June, 2010

By and among:	D. Medical Industries Ltd.
Of 7 Jabotinsky Street
Ramat Gan
	(Hereinafter: the “Company”)	On the first side;

And	G-Sense Ltd.
From 3 Hasadna Street
Tirat Hakarmel
	(Hereinafter: “G-Sense”)	On the second side;

WHEREAS, G-Sense approached the Company in a request for a loan in the amount of NIS 1,750,000, that will be linked to the CPI and will bear an annual interest of 4%, for an unlimited period and up until 5 years from the date of the grant of the loan; and

WHEREAS, the Company was willing to grant the loan to G-Sense;

NOW, THEREFORE, IT HAS BEEN PROVIDED AND AGREED AMONG

THE PARTIES AS FOLLOWS:

1.	Preamble and Interpretation

1.25	The preamble to this agreement form an integral part hereof and will be read together with the other articles of the agreement.

1.26	This agreement’s headings appearing herein were made for convenience purposes and may not be used for its interpretation.

1.27	No change, addition or detraction to this agreement will be valid after the date of the signing thereof unless the change is made in writing and signed by both parties.

1.28	None of the terms and conditions and instructions included in this agreement derogate from any other term and condition or any other instruction in this agreement or / but rather add to it, unless stipulated otherwise in this agreement.

1.29	In this agreement – singular includes plural and vice versa, the feminine includes the masculine and vice-versa and a reference to an individual person will also include a corporation, and vice versa, all as the case may be.

[Translation from Hebrew]

1.30	Every appendix attached to this agreement constitutes an inseparable part thereof.

2.	The Loan

2.1	Subject to what is stated in this agreement, the Company will lend G-Sense a loan in the sum of NIS 1,750,000 (hereinafter: “The Loan”).

2.2	The Loan will be linked to the higher of, the CPI on the day of the Loan and the CPI on the day of the Loan’s repayment, as defined in article 2.4, and will bear an annual interest at the rate of 4%.

2.3	The Loan will be for an unlimited period and up until 5 years commencing as of the date of grant of the Loan (hereinafter: the “Loan Period”).

2.4	At the end of the Loan Period, G-Sense will repay the Company the principal of the Loan, along with interest and linkage differentials.

2.5	Notwithstanding the aforementioned Loan Period in article 2.3, the Company will be able to demand from G-Sense immediate repayment of the loan, and G-Sense shall be obligated to repay, within 90 days of the aforesaid demand, the unpaid balance of the Loan (Principal + interest + linkage differentials).

2.6	A part of the Loan is for repayment of inter-companies’ debt.

3.	The Company’s declarations

The Company hereby declares, at the time of the signing of this agreement, that this agreement and the Company’s undertakings in accordance with the agreement are not in contradiction with the Company’s incorporation documents, with an agreement to which the Company is a party, and with an obligation imposed on the Company, whether by force of an agreement and whether by force of the law, and there is no legal prevention or any other that prevents its commitment to this agreement and the undertakings in accordance with it.

4.	G-Sense’s declarations

G-Sense hereby declares, at the time of the signing of this agreement, that this agreement and G-Sense’s undertakings in accordance with the agreement are not in contradiction with G-Sense’s incorporation documents, with an agreement to which G-Sense is a party, and with an obligation imposed on G- Sense, whether by force of an agreement and whether by force of the law, and there is no legal prevention or any other that prevents its commitment to this agreement and the undertakings in accordance with it.

[Translation from Hebrew]

5.	General

5.1	This agreement fully reflects the parties’ agreements, and cancels all representations, understandings or agreements that have been made, if any, before signing this agreement.

5.2	The parties undertake to be faithful and honest, one towards the other.

5.3	The Tel-Aviv-Jaffa courts shall have exclusive jurisdiction regarding the execution of this agreement and the undertakings under it.

5.4	Any addendum and/or amendment to this agreement will not be valid unless made in writing and signed by the parties.

5.5	The parties’ addresses for this agreement’s purposes will be determined by the parties, as detailed in the aforesaid preamble. Any notice that will be sent from one party to the other in registered mail according to his address will be considered as if it reached its destination within 72 hours from the time it was given to the mail delivery, or if delivered by hand and/or by fax and/or any other instrument for message delivery – upon delivery.

In witness whereof, the undersigned parties have signed

[signature]	[signature]
The Company	G-Sense Ltd.